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Exhibit 23.4
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2016, relating to the financial statements and supplemental schedule of AGL Resources Inc. Retirement Savings Plus Plan, which appear in its Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
Atlanta, Georgia

July 29, 2016